                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              DELBROOK CORPORATION
                              --------------------
              (Exact name of registrant as specified in its charter)


Nevada                                       71-0867623
------                                       ----------
(State  of incorporation                     (I.R.S. Employer
or  organization)                            Identification No.)


810 Peace Portal Drive, Suite 203
Blaine, Washington                           98230
-------------------                          -----
(Address of principal executive offices)     (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

          Title  of  each class              Name of each  exchange  of  which
          to  be  so registered              each class is to  be  registered

          Not  Applicable                    Not  Applicable
          ---------------                    ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.                          [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(g)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(d),  check  the  following  box.                          [X]

Securities  Act  registration  statement file number to which this form relates:
333-84164  (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)

Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-84164) is incorporated by reference into this registration statement.

Item  2.  Exhibits

Exhibit
Number     Description
------     --------------------
3.1        *Articles  of  Incorporation  (1)
3.2        *Amended  By-Laws  (1)
4.1        *Share  Certificate  (1)
5.1        *Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use  (1)
10.1       *Mineral Claim Purchase Agreement between the Delbrook and
           John Mirko dated December 28, 2001  (1)
10.2 *Joint Venture Agreement between Delbrook and John Mirko dated *December 28, 2001. (1)
23.1       *Consent  of  Morgan  &  Company,  Chartered  Accountants
23.2       *Consent  of  John  R.  Poloni,  Consulting  Geologist
--------------------

*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  September  6,  2002


DELBROOK  CORPORATION
Registrant

     By:  /s/ Peter Schulhof
          _________________________________
          Peter  Schulhof,  President,
          Principal  Financial  Officer,
          Principal  Accounting  Officer,
          Sole  Director


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